UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2004

King Pharmaceuticals,Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0—24425 (Commission File Number)	54-1684963 (IRS Employer Identification Number)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)

Registrant’s telephone number, including area code: 423-989-8000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

     On July 19, 2004, King Pharmaceuticals, Inc., a Tennessee corporation, issued a press release announcing that in conjunction with King’s previously announced strategy to divest many of its women’s health products, Novavax, Inc. and King have mutually agreed to end their co-promotion agreement for Estrasorb® enabling Novavax to reacquire all rights worldwide for this product, as well as all rights to other women’s health products that Novavax may successfully develop utilizing its micellar nanoparticle (MNP) technology. As part of the transaction, Novavax will issue common shares to King and will repurchase all of the Novavax convertible notes held by King. The cash portion of the transaction to be paid to King will be funded with part of the proceeds from the $40 million financing that Novavax completed in conjunction with the transaction. The transaction will increase King’s ownership interest in Novavax to over 10%, providing it with the continuing opportunity to participate in the future potential of ESTRASORB. A copy of the press release is furnished as Exhibit 99.1 to this report.

     The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits.

     The following exhibits are filed pursuant to Item 601 of Regulation S-K:

Exhibits:

Exhibit
Number	Description of Exhibit
99.1	Press Release of King Pharmaceuticals, Inc. dated July 19, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2004	KING PHARMACEUTICALS, INC.

	By:	/s/ James R. Lattanzi
James R. Lattanzi
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Exhibit
99.1	Press Release of King Pharmaceuticals, Inc. dated July 19, 2004.